Exhibit 10.4

Security Agreement

The payment of the Principal and accrued Interest (if any) due from time to time, under the First Promissory Note, Second Promissory Note, and Hill Promissory Note (collectively the “Obligations”) entered into by Panther Biotechnology, Inc. (“Panther”) in favor of Scott Schwartz and Hill Electric Supply Co., Inc., arising out of a certain Share Exchange Agreement, effective January 1, 2017, made by and between Panther, Premier Purchasing and Marketing Alliance, LLC, a New York limited liability company (“Premier”) and the sole member of Premier Purchasing and Marketing Alliance, LLC, Scott Schwartz shall be secured by a security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, of 100% of the membership interests in Premier (the “Collateral” and the “Security Interest”).

(a)       Upon occurrence and continuance of any Event of Default (as defined in the First Promissory Note and Second Promissory Note and Hill Promissory Note) and at any time thereafter, Scott Schwartz and Hill Electric Supply Co., Inc. (for the purposes of this agreement, the “Secured Party”) shall have the right to exercise all of the remedies conferred hereunder, and the Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as currently in effect in the State of Texas (the “UCC”) and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Party shall have the following rights and powers:

i.	The Secured Party shall have the right to take possession and ownership of the Collateral, subject to applicable law.

ii.	The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Panther or right of redemption of Panther, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Panther, which are hereby waived and released.

(b)       The proceeds of any such sale, lease or other disposition of the Collateral hereunder (and/or in the event of a taking under Section (a)(i), above, the fair value attributed to the Collateral) shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to Panther any surplus proceeds (or the difference between the fair value and value of the Obligations in the event of a taking under Section (a)(i), above). If, upon the taking by Secured Party or the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, Panther will be liable for the deficiency, together with interest thereon, at the rate of eighteen percent (18%) per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, Panther waives all claims, damages and demands against the Secured Party arising out of the taking, repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

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(c)       Panther shall preserve and protect Secured Party’s Security Interest in the Collateral and shall cause the Security Interest to be perfected and to continue to be perfected until the Obligations are paid and performed in full. Panther shall execute and deliver to Secured Party (within ten days after receipt of Secured Party’s request) such other security agreements, endorsements, pledges, assignments and other documents (including, without limitation, financing statements and continuation statements and amendments thereto and mortgages or deeds of trust) as Secured Party may request from time to time to effectuate the grant to Secured Party of the Security Interest and the perfection of the Security Interest, and Secured Party is authorized to file and/or record such documents with appropriate regulatory authorities. Panther shall promptly notify Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by Panther that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of Secured Party hereunder.

(d)       Panther agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing which may be required or requested by Secured Party hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. Panther shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. Panther will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this agreement and the Security Interest, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the First Promissory Note, Second Promissory Note or the Hill Promissory Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the First Promissory Note and/or Second Promissory Note and/or Hill Promissory Note, as applicable, and shall bear interest at the Default Rate.

(e)       Panther hereby appoints Secured Party as its attorney-in-fact (with full power of substitution) to execute, deliver and file, effective upon the parties’ entry into this agreement, on Panther’s behalf and at Panther’s expense, (1) any financing statements, continuation statements or other documents required to perfect or continue the Security Interest and (2) any other documents and instruments that Secured Party determines are necessary or appropriate in order to enable it to exercise its rights and remedies that are provided hereunder and by applicable law upon the occurrence of an Event of Default. This power, being coupled with an interest, shall be irrevocable until the Obligations are paid and performed in full.

(f)       All rights of Secured Party and all Obligations of Panther hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of the First Promissory Note, Second Promissory Note, Hill Promissory Note or this agreement, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the First Promissory Note, Second Promissory Note, Hill Promissory Note or this agreement, or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by Secured Party or a Collateral Agent on behalf of Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to Panther, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Panther expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Secured Party, then, in any such event, Panther’s Obligations hereunder shall survive cancellation of this agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Panther waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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(g)       The Collateral shall not be used as collateral or sold, and Panther shall not take on any debt or liabilities without the written permission of the Secured Party, which in the case of being used for collateral, shall not be unreasonably withheld, conditioned or delayed.

(h)       The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall use reasonable care to maintain the Collateral in its possession.

(i)       Panther shall be permitted to exercise all voting rights with respect to the Collateral, subject to Secured Party’s rights upon an Event of Default as described herein; provided, however, that no vote shall be cast or other action taken which would impair the security interest or which would be inconsistent with or result in any violation of any provision of this agreement. Secured Party shall promptly provide Panther voting proxies and other materials reasonably requested from time to time in order to confirm Panther’s voting rights hereunder.

(j)       Panther shall own and control all economic rights of the Collateral, subject to Secured Party’s rights upon an Event of Default as described herein, including, but not limited to all rights to dividends paid or payable other than in cash, in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Collateral, dividends and other distributions paid or payable in cash in respect of the Collateral, and cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral.

(k)       Except for the security interest granted to Secured Party pursuant to this agreement, Panther shall be the sole owner of the Collateral having good and marketable title thereto, free and clear of any and all liens.

(l)       This agreement, any and all security interests and any and all rights and powers granted to Secured Party under this agreement shall automatically terminate and be of no further force and effect upon the payment in full of the amounts due Secured Party under the First Promissory Note and Second Promissory Note and Hill Promissory Note (the “Termination Date”). Secured Party hereby irrevocably constitutes and appoints Panther and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of Secured Party and in the name of Secured Party or in his own name, immediately upon the Termination Date, for the exclusive purpose of filing (a) a Termination Statement on Form UCC 3 (or any successor form) and (b) any other documents necessary or desirable to evidence the termination of any and all security interests held by Secured Party.

(m)       Within five business days of the Termination Date, Secured Party shall transfer to Panther, all Collateral held by Secured Party, including certificates evidencing 100% of the membership interests of Premier, together with blank stock powers, and such other documentation as Panther or its legal counsel may reasonably request.

(n)       This agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Texas applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles. The parties hereby irrevocably consent and submit to the jurisdiction of any Texas or Federal court located in Harris County, Texas over any action or proceeding arising out of any dispute between the parties, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction.

(o)       This agreement contains the entire agreement between the parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein and (ii) all prior negotiations, agreements and understandings are superseded hereby. This agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

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Dated effective: January 1, 2017

Panther Biotechnology, Inc.	Premier Purchasing and Marketing Alliance, LLC

By: /s/ Evan Levine	By: /s/ Scott Schwartz
Evan Levine	Scott Schwartz, sole member
Chief Executive Officer

Hill Electric Supply Co., Inc.

/s/ Scott Schwartz	By: /s/ Scott Schwartz
Scott Schwartz	Scott Schwartz, President

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